Exhibit (a)(1)(L)

                                  BLUEFLY, INC.
                        EMPLOYEE TAX WITHHOLDING ELECTION

To:     Bluefly, Inc.
        Attn:

        As an employee participant in the Bluefly, Inc. option exchange program, I was granted an award of shares of Bluefly [restricted stock/deferred stock units] (the "Award") under Bluefly's 2005 Stock Incentive Plan on __________, 2007 as follows:

NUMBER OF SHARES:
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
                      (VESTING/DELIVERY) DATE                   NUMBER OF SHARES VESTING/DELIVERED
                      -----------------------                   ----------------------------------
                ----------------------------------------   -------------------------------------------
                ----------------------------------------   -------------------------------------------
                ----------------------------------------   -------------------------------------------
                ----------------------------------------   -------------------------------------------

        I authorize Bluefly, Inc. ("Bluefly") to release shares of Bluefly common stock to me pursuant to my Award. I understand that Bluefly will release shares of Bluefly common stock to me only if I have satisfied or made adequate provision for the payment of all applicable income, employment, social insurance and payroll tax withholding obligations of any kind arising upon the
[vesting/delivery] of shares under my Award, determined by the applicable minimum withholding rates (the "Tax Obligations"). I further understand that I have [two/three] alternatives for satisfying my Tax Obligations. Except as further explained below, I understand that the alternative I elect will apply on each applicable date.

[ ] A. Sell Shares. I am not an executive officer of Bluefly and I understand that by electing to sell such shares to satisfy my Tax Obligations, I agree to establish a written trading plan pursuant to which I will authorize and direct AST Equity Plan Solutions to sell on my behalf on each applicable date set forth above (or on the next trading day if the such date is not a day on which the markets are open for trading) that number of whole shares of Bluefly common stock released to me which is sufficient, after deduction of sale commissions and fees, to pay my Tax Obligations. I assign to Bluefly out of the proceeds of such sale an amount equal to my Tax Obligations, and I authorize and direct Bluefly to instruct AST Equity Plan Solutions to pay to Bluefly on my behalf from such proceeds an amount equal to my Tax Obligations. I authorize Bluefly to provide AST Equity Plan Solutions with information regarding the details of my Award and my Tax Obligations for the purposes of effecting my election, and I authorize AST Equity Plan Solutions to provide to Bluefly with confirmation of the details of my sale of shares to effect my election. I further understand and agree as follows: My trading plan must comply with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934 and Bluefly's securities trading policies. I will be required to establish my trading plan in compliance with the Bluefly securities trading policies and at a time when I am otherwise permitted to trade in Bluefly's securities pursuant to such policies.

                  I understand that my trading plan will remain in effect until all of my Tax Obligations have been satisfied, and my trading plan may not be modified or terminated except in compliance with Bluefly's securities trading policies. If, as a result of a suspension of my trading plan in compliance with Bluefly's securities trading policies, shares may not be sold under my trading plan on an applicable date (or the next business day thereafter), Bluefly will be authorized to withhold, in the manner described below, shares that would otherwise be released to me on the applicable date and/or to withhold from my first paycheck (and subsequent paychecks if necessary) following the applicable date an amount sufficient to satisfy any unsatisfied portion of my Tax Obligations unless I pay such amount to Bluefly by personal check. I understand that my election to sell vested shares to satisfy my Tax Obligations is irrevocable, and I will not be permitted to change my election in order to pay my Tax Obligations by personal check.

[ ] B. Pay by Check. I represent and warrant to Bluefly that at or before the close of business on the third (3rd) business day following each applicable vesting/delivery date under my Award, I will deliver my personal check, in an amount equal to my Tax Obligations, by overnight courier or hand delivery to Kara Jenny. I understand that Bluefly will notify me by e-mail on

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        the Tax Date or the next business day thereafter of the amount of my Tax
        Obligations, and I consent to the electronic delivery of such notice. I understand that I will be prevented from transferring or selling the shares until Bluefly has received my payment, in the correct amount, of the Tax Obligations. I authorize Bluefly, in its discretion, to instruct AST Equity Plan Solutions to effect a sale on my behalf of my shares of Bluefly common stock in accordance with alternative A in my Tax Withholding Election (all of the provisions of which are incorporated herein by reference) if I fail to pay the Tax Obligations to Bluefly in the correct amount on or before the close of business on the third (3rd) business day following the Tax Date; provided, however, that such sale shall be effected as soon as practicable following Bluefly's discovery of my failure. Alternatively, upon such failure, I authorize Bluefly, in its discretion, to satisfy my Tax Obligations through any other means authorized under the Plan, including through the withholding of shares or withholding from my paychecks.

[ ] C. Net Delivery [for Restricted Shares only]. I authorize Bluefly to withhold such number of whole shares from my Award having a fair market value, as determined by Bluefly on the applicable date, as are necessary to satisfy my Tax Obligations. I understand that the number of shares in my Award that will be delivered to my upon my satisfaction of any remaining vesting or restriction conditions shall be such number of shares in my entire Award less the amount of shares necessary to satisfy my Tax Obligations. Upon the withholding of shares under this alternative, Bluefly will remit the fair market value of such withheld shares to the relevant taxing authorities to the extent necessary to satisfy my Tax Obligations.

        [For DSU Elections ONLY] With respect to any applicable employment withholding taxes that may become due upon the vesting of but prior to the delivery of my Award, I understand that regardless of my election above, I will pay any required employment tax by check, upon notification by Bluefly (in accordance with Alternative B above). If I fail to pay the Tax Obligations to Bluefly in the correct amount on or before the close of business on the third
(3rd) business day following such notification, I authorize Bluefly, in its discretion, to satisfy my Tax Obligations through any other means authorized under the Plan, including through withholding from my paychecks.

        Regardless of which  alternative I have chosen,  I authorize  Bluefly to
(a) withhold from the vested shares of Bluefly common stock otherwise to be released to me on the applicable date in satisfaction of my Tax Obligations and to transfer such withheld shares into the name of Bluefly a number of whole shares having a fair market value, as determined by Bluefly on the applicable date, not in excess of the amount of my Tax Obligations arising on such date and/or (b) withhold from my first paycheck (and subsequent paychecks if necessary) following each applicable date under my Award an amount sufficient to satisfy any portion of my Tax Obligations that remains unpaid following the payment in the form I have elected above or following Bluefly's withholding of shares.

        If my employment with Bluefly is terminated for any reason after vested shares of Bluefly common stock have been released to me but before I have satisfied my Tax Obligations, Bluefly is authorized to instruct AST Equity Plan Solutions to effect a sale on my behalf of my shares of Bluefly common stock in accordance with alternative A above (all of the provisions of which are incorporated herein by reference) and/or to deduct the entire amount of my Tax Obligations remaining after such sale from my final paycheck.

        I understand that the foregoing provisions for satisfaction of my Tax Obligations may be insufficient to cover in their entirety my tax liabilities (including without limitation any capital gain arising on the disposition of shares to satisfy my Tax Obligations) arising in connection with the grant, disposition, vesting or delivery of my Award. I understand that I must report to the appropriate tax authorities the income (capital or ordinary) that I realize in connection with my Award, and that I must pay any additional taxes that may be due. I acknowledge that I have been advised to consult with my own tax advisor regarding my potential tax liability in connection with my Award.

        I appoint the corporate secretary of Bluefly, Inc. as my attorney in fact to effect the transfer of my shares of Bluefly common stock in accordance with this Tax Withholding Election.

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        This Tax Withholding Election shall be binding upon my heirs, executors, administrators, successors and assigns.


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Employee Signature                      Date


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Employee Name Printed                   E-mail Address


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Tax Identification Number

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